UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 9, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated July 9, 2007, The Cheesecake Factory Incorporated reported preliminary, unaudited revenues for the second quarter of fiscal 2007, which ended on July 3, 2007.

Total revenues increased approximately 15.7% to $373.2 million from $322.6 million in the second quarter of fiscal 2006.  Comparable restaurant sales increased 1.1% in the second quarter of fiscal 2007.  By concept, comparable restaurant sales increased 0.8% at The Cheesecake Factory and increased 5.7% at Grand Lux Cafe in the second quarter of fiscal 2007.

As planned, the Company opened two Cheesecake Factory restaurants during the second quarter and maintains its new restaurant opening target for fiscal 2007 of as many as 21 new restaurants, including five Grand Lux Cafes.

The Company expects to report financial results for the second quarter of fiscal 2007 after the market close on July 24, 2007.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated July 9, 2007 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Second Quarter of Fiscal 2007”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2007	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated July 9, 2007 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Second Quarter of Fiscal 2007”